Exhibit 5.1


                                        December 29, 1998


D & E Communications, Inc.
Brossman Business Complex
124 East Main Street
Ephrata, PA  17522

Ladies and Gentlemen:


                  We have acted as counsel to D & E Communications, Inc., a Pennsylvania corporation ("D&E") and its wholly-owned subsidiary, Denver and Ephrata Telephone and Telegraph Company ("Telco") ("D&E" and "Telco" are sometimes collectively, referred to as the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 50,000 shares of common stock, par value $0.16 per share of D&E (the "Common Stock") reserved for issuance pursuant to the Denver and Ephrata Telephone and Telegraph Company Supervisory Incentive Plan and the Denver and Ephrata Telephone and Telegraph Company Non-Supervisory Incentive Plan (collectively, the "Plans"). In such capacity, we have examined the following:


         1. The By-Laws, as amended, and the Articles of Incorporation, as amended, of the Company;

         2. The Registration Statement on Form S-4, as amended (the "S-4"), with respect to the Restructuring (as therein defined), filed by D & E with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act;

         3. The Registration Statement on Form S-8 with respect to the Plans (the "Registration Statement"), filed by D & E with the Commission pursuant to the Securities Act;


         4. Proceedings of the Board of Directors of the Company relating to the adoption of the Plans, and the authorization, execution and filing of the Registration Statement; and


         5. Such other documents, certificates, records, statutes and decisions as we considered necessary to express the opinion contained herein.

         Based upon the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by the order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plans, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as counsel which has passed upon the legality of the shares of D & E Common Stock to be issued pursuant to the Plans. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.



                                    BUCHANAN INGERSOLL
                                    PROFESSIONAL CORPORATION


                                    By: /s/ Stephen W. Johnson
                                        -----------------------------
                                        Stephen W. Johnson